UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

5201 Great America Parkway, Suite 232, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LNDC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On October 25, 2019, Landec and certain of its subsidiaries entered into the Sixth Amendment to Credit Agreement (the “Credit Amendment”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), BMO Harris Bank, N.A. and City National Bank, as lenders (collectively, the “Lenders”), which amended the Credit Agreement entered into on September 23, 2016, as amended (the “Credit Agreement”) by and among Landec, certain of its subsidiaries, and the Lenders. The Credit Amendment increased the capacity of the credit facility available under the Credit Agreement by $15,000,000 to (i) a $100,000,000 revolving line of credit (the “Amended Revolver”) and (ii) a $120,000,000 term loan facility (the “Amended Term Loan” and, together with the Amended Revolver, the “Amended Credit Facility”) from its preexisting credit facility comprised of (i) a $105,000,000 revolving line of credit (the “Original Revolver”) and (ii) a $100,000,000 term loan facility (the “Original Term Loan”).
The Amended Credit Facility continues to be guaranteed by certain of Landec’s direct and indirect subsidiaries and secured by substantially all of Landec’s and such direct and indirect subsidiaries’ personal property assets (with the exception of Curation Foods’ equity interest in Windset Holdings 2010 Ltd.). Both the Amended Revolver and the Amended Term Loan mature on October 25, 2022, with the Amended Term Loan requiring increased quarterly payments of $3,000,000 and with the remainder continued to be due at maturity. Interest on both the Amended Revolver and the Amended Term Loan continues to be based upon the Company’s “Total Leverage Ratio”, now at a per annum rate of either (i) the prime rate plus a spread of between 0.25% and 2.50% or (ii) the Eurodollar rate plus a spread of between 1.25% and 3.50%. In addition, the Credit Amendment increases Landec’s Maximum Total Leverage Ratio from 4.5 to 5.0 for the remainder of fiscal year 2020. It then decreases to 4.75 by the end of the first quarter of fiscal year 2021 and then decreases 25 basis points per quarter thereafter until it reaches 3.5 by the end of the second quarter of fiscal year 2022. There is no change to the requirement that the Company’s Fixed Charge Coverage Ratio be less than 1.2 to 1.0.
The Credit Agreement continues to contain customary events of default under which the obligation could be accelerated and/or the interest rate increased.
The foregoing description of the Credit Amendment and the Amended Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Credit Amendment, a copy of which is attached hereto as Exhibit 10.1 and the Credit Agreement and the Pledge and Security Agreement, copies of which were attached as Exhibits 10.1 and 10.2 to the Landec’s Current Report on Form 8-K filed on September 26, 2016, and the terms of which are each incorporated herein by reference.

Item 8.01	Other Items.
The full text of the press release, dated October 29, 2019, announcing the Credit Amendment, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit
The following exhibits are furnished as part of this report.

Exhibit No.	Description

10.1
Sixth Amendment to Credit Agreement dated October 25, 2019 by and among Landec Corporation, Curation Foods, Inc., Lifecore Biomedical, Inc., Lifecore Biomedical, LLC, and GreenLine Logistics, Inc., BMO Harris Bank, N.A., City National Bank, and JPMorgan Chase Bank, N.A

99.1	Press Release of Landec Corporation dated October 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2019

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Executive Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Sixth Amendment to Credit Agreement dated October 25, 2019 by and among Landec Corporation, Curation Foods, Inc., Lifecore Biomedical, Inc., Lifecore Biomedical, LLC, and GreenLine Logistics, Inc., BMO Harris Bank, N.A., City National Bank, and JPMorgan Chase Bank, N.A

99.1	Press Release of Landec Corporation dated October 29, 2019.